SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 4, 2014
Date of Report (Date of earliest event reported)

FBR & CO.
 (Exact Name of Registrant as Specified in its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

                                 001-33518                                                           20-5164223
                                    (Commission File Number)                                 (IRS Employer Identification No.)

1001 Nineteenth Street North
Arlington, VA 22209
 (Address of Principal Executive Office) (Zip Code)

(703) 312-9500
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2014, FBR & Co. (the “Company”) granted awards to the Company’s executive committee, including the Company’s named executive officers, pursuant to a performance share unit arrangement established under the Company’s 2006 Long-Term Incentive Plan (the “Stock Plan”) and approved by the Compensation Committee of the Board of Directors that is designed to further the long-term growth of the Company by providing long-term incentives in respect of the Company’s common stock and to assist the Company in retaining key employees of experience and ability (the “PSU Program”). The following discussion of the PSU Program is qualified in its entirety by reference to the form of award letters, attached as Exhibits 10.1 and 10.2, respectively, to this Form 8-K, and to the PSU Program and the Stock Plan, which have been previously filed by the Company.
An award under the PSU Program will be earned and will vest as follows depending on the level of achievement of the performance goal:  (1) at a 50% rate on December 31, 2016 (the “Vesting Date”) if the tangible book value of the Company, measured on a per share basis, has increased by an amount equal to a 6% compound annual growth rate over the three-year period beginning on January 1, 2014 (the “Performance Period”); (2) at a 100% rate on the Vesting Date if the tangible book value of the Company, measured on a per share basis, has increased by an amount equal to a 9% compound annual growth rate over the Performance Period; and (3) at a proportional rate between 50% and 100% in the event the tangible book value of the Company, measured on a per share basis, has increased by an amount between a 6% and a 9% compound annual growth rate over the Performance Period.  In the event the tangible book value of the Company, measured on a per share basis, has not increased by an amount equal to a 6% compound annual growth rate over the Performance Period, no performance share units will be earned and the award will be forfeited.
For purposes of the PSU Program, tangible book value of the Company on any measurement date equals the book value of the Company excluding goodwill and intangible assets (whether net or otherwise), as adjusted to exclude the impact of any dividends declared or paid during the measurement period.
Awards granted under the PSU Program are eligible to continue to be earned based on actual performance results through the end of the Performance Period upon certain terminations of employment prior to a “change in control” (as defined in the Stock Plan).  In the event of a change in control, the Performance Period with respect to each outstanding award will end and the number of performance share units earned by the participant will be fixed based on the greater of (i) the Company’s actual performance from the beginning of the Performance Period to the date of the change in control and (ii) the level of achievement resulting in 50% of the performance share units being earned.  Following the change in control, the earned performance share units will be subject to vesting based solely on the participant’s continued employment with the Company through the date the awards would have otherwise vested, subject to accelerated vesting on certain terminations of employment.
Under the PSU Program, the named executive officers received award opportunities denominated in shares of Company common stock as follows: (1) Richard J. Hendrix, 55,481  shares ; (2) Bradley J. Wright, 37,450 shares; (3) Michael A. Lloyd, 28,665 shares; (4) Adam J. Fishman, 37,450 shares; (5) and Kenneth P. Slosser, 37,450 shares.

Item 9.01                Financial Statements and exhibits
Exhibts.

10.01                      Form of Award Letter for Chief Executive Officer
10.02                      Form of Award Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR & CO.
Date: February 7, 2014	By:	/s/ Bradley J. Wright Bradley J. Wright Executive Vice President and Chief Financial Officer